UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2024

Trustfeed Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10940 Wilshire Boulevard, Suite 705, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-245-3413

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective on July 18, 2024, Gabriel Del Virginia was appointed as a director to fill a vacancy on the Board of Directors of Trustfeed Corp. (the “Company”), to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified.

Mr. Del Virginia, 66, has more than 30 years of experience providing legal representation in various types of public and private business entities in corporate, mergers and acquisitions, financing, litigation and financial restructuring matters, as an associate at several prominent national law firms, including Milbank Tweed Hadley & McCloy, and thereafter as principal of his own law firm, where he has practiced for over 15 years. He graduated from Rutgers University and the Rutgers Law School, clerked for a United States Federal Judge, and is a member of the bars of New Jersey and New York.

There are no related party transactions between the Company and Mr. Del Virginia that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trustfeed Corp.

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	President

Date:	July 23, 2024

3